As filed with the U.S. Securities and Exchange Commission on December 30, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust I

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See list below

(I.R.S. Employer Identification Number)

Tidal Trust I

Tidal ETF Services LLC

234 West Florida Street, Suite 203

Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Unlimited HFEQ Equity Long/Short ETF	New York Stock Exchange LLC
Unlimited HFGM Global Macro ETF	New York Stock Exchange LLC
Unlimited HFEV Event Driven ETF	NYSE Arca, Inc.
Unlimited HFFI Fixed Income ETF	NYSE Arca, Inc.
Unlimited HFEM Emerging Markets ETF	NYSE Arca, Inc.
Unlimited HFMF Managed Futures ETF	New York Stock Exchange LLC
Unlimited Ultra HFND Multi-Strategy ETF	NYSE Arca, Inc.
Unlimited Low-Beta HFND Multi-Strategy ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-227298

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 253 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227298 and 811-23377), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001839882-25-008397) on February 11, 2025 which is incorporated herein by reference.

The Trust currently consists of 53 series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Unlimited HFEQ Equity Long/Short ETF	93-3872900
Unlimited HFGM Global Macro ETF	93-3945700
Unlimited HFEV Event Driven ETF	93-3917415
Unlimited HFFI Fixed Income ETF	93-3839289
Unlimited HFEM Emerging Markets ETF	93-3894518
Unlimited HFMF Managed Futures ETF	93-3781818
Unlimited Ultra HFND Multi-Strategy ETF	93-3850879
Unlimited Low-Beta HFND Multi-Strategy ETF	93-3761882

Item 2.	Exhibits

A.	Amended and Restated Certificate of Trust dated June 2, 2025, as filed with the state of Delaware on June 2, 2025, for Tidal Trust I (formerly known as Tidal ETF Trust) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to Post-Effective Amendment No. 267 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 3, 2025.
B.	Registrant’s Amended and Restated Declaration of Trust, adopted June 2, 2025, is incorporated herein by reference to Exhibit (a)(ii) to Post-Effective Amendment No. 267 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 3, 2025.
C.	Registrant’s Amended and Restated By-Laws, adopted June 2, 2025, are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 267 to Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 3, 2025.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust I

December 30, 2025

By:	/s/ Eric W. Falkeis
Name: Eric W. Falkeis
Title: President